Exhibit 10.5

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Amended and Restated as of May 9, 2024

Prepared by: /s/ Rebecca Tolene 5-9-24
Rebecca Tolene, VP & Chief of Staff     Date

Validation Date:    05/09/2024
Review Frequency:    3 years
Validated By:    Stephen Gaby

TABLE OF CONTENTS

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1.PURPOSE AND SCOPE

1.1Establishment. The Tennessee Valley Authority (“TVA”) hereby amends and restates in its entirety its Supplemental Executive Retirement Plan (“Plan”). This Plan supports TVA’s compensation philosophy, which is designed to attract, retain, and engage employees needed to accomplish TVA’s broad mission.

1.2Purpose. The purpose of the Plan is to provide retirement benefits to selected employees of TVA which are comparable to those provided by competing organizations.

2.DEFINITIONS

Wherever used herein, the following terms have the meaning set forth below, unless a different meaning is clearly required by the context:

2.1“Accrued Benefit” means an annual benefit commencing at the later of (a) the Normal Retirement Date or (b) the Participant’s age at the time of Separation from Service, and continuing during the expected lifetime of the Participant based on the applicable mortality table used by the TVA Retirement System.

2.2“Actuarial Equivalent” means a benefit of equal value to a benefit otherwise payable in a different form or at a different time under the Plan, when computed on the basis of the mortality and interest rate that are used by the TVA Retirement System as in effect on the date distribution is made.

2.3“Approved Termination” means termination of employment with TVA due to (a) retirement on or after the Participant's Normal Retirement Date, (b) retirement on or after attainment of actual age 55, if such retirement has the approval of the Board or its designee, (c) death in service as an employee, (d) disability (as such term is defined under the Rules and Regulations of the TVA Retirement System) as determined by the Plan Administrator, or (e) any other circumstances approved by the Board or its designee.

2.4“Average Compensation” means the highest average of Compensation during three consecutive Plan Years. If a Participant has been an employee of TVA for less than three Plan Years, the average shall be determined based on the period of employment.

2.5“Beneficiary” shall mean the person or persons, designated in writing by a Participant, who are to receive a benefit under this Plan in the event of a Participant’s death. In the absence of any designated beneficiary or in the event that the designated beneficiary is deceased, then the beneficiary shall be the Participant’s estate.

2.6“Board” means the Board of Directors of TVA.

2.7“Compensation” means the sum of annual salary, unreduced by contributions under Sections 125, 132, and 402(a)(8) of the Internal Revenue Code, plus annual incentive award.

2.8“Credited Service” means actual service with TVA plus any additional service which the Board, or its designee, approves under this Plan.

2.9“Date of Benefit Commencement” means the date benefit payments begin upon the later of (a) the date the Participant turns age 55, or (b) the date of the Participant’s Separation from Service.

2.10“Normal Retirement Date” shall mean the first of the month coincident with or next following the date on which the Participant has attained age 62.

2.11“Nonelective Contributions” shall have the same definition as found in Section 2.31 of the Provisions of the Tennessee Valley Authority Savings and Deferral Retirement Plan.

2.12“Participants” shall mean those employees participating in the Plan as provided in Section 3.

2.13“Plan Administrator” means, unless otherwise designated by the Board, the Chief Executive Officer (“CEO”) or the designee of the CEO. When the CEO is a Participant, the Board or its designee shall be the Plan Administrator with respect to matters affecting the CEO.

2.14“Plan Year” is TVA's fiscal year, October 1 to September 30.

2.15“Prior Employer Offset” means the Actuarial Equivalent of the benefit earned under a prior employers’ qualified defined benefit pension plan or plans attributable to prior employer service, which is included in Credited Service under this Plan, assuming benefit payments are to begin at the Normal Retirement Date. A Prior Employer Offset shall apply only if all or a portion of the period of service during which such benefit was earned is included in Credited Service. The Board or its designee may, in its sole discretion, waive all or part of the Prior Employer Offset for any Participant.

2.16“Qualified Plan” means the retirement plan under which a Participant accrues benefits for his or her TVA service and may be any of the TVA

Retirement System, the Civil Service Retirement System, or the Federal Employees Retirement System.

2.17“Qualified Plan Offset” means, in the absence of separate authorized TVA documentation defining the Qualified Plan offset, the Actuarial Equivalent of the Participant’s benefit, calculated as follows, and assuming the maximum benefit with no survivor elections and benefit payments beginning at the Normal Retirement Date:

2.17.1     For an employee who first becomes a participant in the TVA Retirement System, Civil Service Retirement System, or Federal Employees Retirement System before July 1, 2014, the product of (a) the Participant’s average compensation (as defined under the Rules and Regulations of the TVA Retirement System), times (b) Credited Service (not to exceed 24 years), times (c) 1.3 percent.

2.17.2    For an employee who first becomes a participant in the TVA Retirement System, Civil Service Retirement System, or Federal Employees Retirement System on or after July 1, 2014, the Participant’s Hypothetical Deferral Plan Account.  Hypothetical Deferral Plan Account shall mean the sum of: (a) Nonelective Contributions, and (b) hypothetical interest on Nonelective Contributions at the rate of 6% per year, applied at the end of each Plan Year.  This hypothetical interest of 6% per year will in no way be affected by the actual investment return experienced by the Participant with respect to his or her Nonelective Contributions.

2.18    “Retirement Committee” means a group of three persons appointed by the Board or its designee to manage any trust established to fund benefits under the Plan.

2.19    “Section 409A” means Section 409A of the Internal Revenue Code and the regulations and other binding guidance thereunder.

2.20    “Separation from Service” and like phrase shall have the same meaning as the term “separation from service” as defined in 26 CFR §1.409A-1(h) of the regulations under Section 409A.

2.21    “Social Security Offset” means the primary benefit amount, commencing at the Participant’s Normal Retirement Date, that would be calculated under the Social Security Act as in effect at the time of the Participant’s Separation from Service. In the event of an Unapproved Termination, the calculation shall be made assuming that the Participant continued to earn covered compensation until the Participant’s Normal Retirement Date at a rate equal to the maximum taxable wage base. In the event of an Approved Termination, the calculation shall be made assuming no further compensation is earned. The Board or its designee may, in its sole discretion, waive all or part of the Social Security Offset for any Participant.

2.22    “Unapproved Termination” means a termination of employment with TVA that does not constitute an Approved Termination as such term is defined in Section 2.3.

3.PARTICIPATION

The Board, or its designee, shall select individual employees as Participants. Each Participant so selected shall be designated as a Tier One or a Tier Two Participant.

3.1Tier One. Eligibility to participate in Tier One shall be limited to include the Chief Executive Officer and his or her direct reports at the Executive Vice President or Senior Vice President levels.

3.2Tier Two. Eligibility to participate in Tier Two shall be limited to include positions at the Senior Vice President level who are in managerial roles or individual employees designated as participants by the Board or its designee.

4.BENEFIT ELIGIBILITY AND CALCULATION

4.1Vesting. A Participant will vest in his or her Accrued Benefit (a) after five (5) years of actual TVA service, unless otherwise waived by the Board or its designee, (b) upon death in service as an employee, or (c) upon disability (as such term is defined under the Rules and Regulations of the TVA Retirement System) as determined by the Plan Administrator.

4.2Calculation of Accrued Benefit. A Participant’s Accrued Benefit is calculated at the time of the Participant’s Separation from Service as set forth below:

4.2.1Tier One Participants. The Accrued Benefit for Tier One Participants shall be equal to (a) the lesser of (i) 2.5 percent of Average Compensation times years of Credited Service and (ii) 60 percent of Average Compensation, minus (b) the sum of the Qualified Plan Offset, the Prior Employer Offset, and the Social Security Offset.

4.2.2Tier Two Participants. The Accrued Benefit for Tier Two Participants shall be equal to (a) 1.3 percent, times (b) years of Credited Service, times (c) the difference of (i) Average Compensation minus (ii) earnable compensation as defined in the Qualified Plan.

4.3Benefit Payable for Approved Termination. In the event of an Approved Termination, the Participant shall be eligible to receive a benefit equal to the Accrued Benefit subject to the reduction below. In the event the Participant separates from service prior to the Normal Retirement Date, the Accrued Benefit shall be reduced by 5/12 percent for each month that the Date of Benefit Commencement precedes the Normal Retirement Date; however, in no event shall the benefit be reduced by more than 35 percent.

4.4Benefit Payable for Death Prior to Date of Benefit Commencement. In the event of a Participant’s death prior to the Date of Benefit Commencement, the Participant’s Beneficiary shall receive a lump-sum benefit that is the Actuarial Equivalent of the Accrued Benefit that would have been payable had the Participant separated from service on the date of death and elected a joint and 50 percent survivor benefit.

4.5Benefit Payable for Unapproved Termination. In the event of an Unapproved Termination, the Participant shall receive a benefit equal to the Accrued Benefit subject to the reductions below.

4.5.1Separation from Service with Less than Ten Years of Credited Service. In the event the Participant has less than ten (10) years of Credited Service at the time of Separation from Service, the Accrued Benefit shall be reduced by ten (10) percent for each full year of Credited Service less than ten (10) years.

4.5.2Separation from Service Prior to Normal Retirement Date. In the event the Participant separates from service prior to the Normal Retirement Date, the Accrued Benefit, as reduced in Section 4.5.1 above, shall be further reduced by 10/12 percent for each month that the Date of Benefit Commencement precedes the Normal Retirement Date; however, in no event shall the Accrued Benefit, as reduced in Section 4.5.1 above, be reduced further by more than 70 percent.

4.6Benefit Payable for Change in Role. In the event a Participant’s eligibility under the Plan changes due to a change in role, the Participant shall receive a benefit as explained below.

4.6.1Tier One Participants. In the event the Participant no longer meets eligibility requirements to be included in Tier One, benefits will be frozen and credited service for Tier One benefits will end effective the date of the change in role. If the new role is eligible for Tier Two, the Participant will begin accruing Tier Two benefits effective the date of the change in role. If the new role is not eligible for Tier Two, benefits will be frozen effective the date of the change in role, and no further benefits will accrue under the Plan.

4.6.2Tier Two Participants. In the event a Tier Two participant becomes a Tier One participant, all SERP benefits will be paid as Tier One for the participant’s total credited service. If a new role is not eligible for Tier One or Tier Two, benefits will be frozen effective the date of the change in role, and no further benefits will accrue under the Plan.

5.PAYMENT OF BENEFITS

5.1Terms and Conditions of Benefit Payments. The benefit calculated under Section 4 above will be paid as follows:

5.1.1Participants Prior to January 1, 2009. For Participants in the Plan prior to January 1, 2009, the benefit calculated under Section 4 will be paid in the Actuarial Equivalent form of five (5) annual installments, unless a Participant has validly elected pursuant to IRS transition rules prior to January 1, 2009, to receive payments in the Actuarial Equivalent form of ten (10) annual installments.

5.1.2Participants on or After January 1, 2009. For Participants first in the Plan on or after January 1, 2009, the benefit calculated under Section 4 will be paid in the Actuarial Equivalent form of five (5) annual installments, unless a Participant has validly elected under IRS rules within thirty (30) days of becoming a participant in the Plan to receive payments in the Actuarial Equivalent form of ten (10) annual installments.

5.1.3Payment of Annual Installments. The first annual installment pursuant to Sections 5.1.1 and 5.1.2 above will be paid on the Date of Benefit Commencement, and subsequent annual installments will be paid in January of each succeeding year.

5.2Death. In the event the Participant dies following the Date of Benefit Commencement but prior to the final annual installment, the remaining unpaid benefit due the Participant will be paid to the Participant’s Beneficiary following the Participant’s death in a lump sum calculated to be the Actuarial Equivalent of the remaining unpaid benefit due the Participant.

5.3Alienation of Benefits Prohibited. No benefit payable at any time under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, attachment, or encumbrance of any kind, except as required by law. No benefit payable at any time under the Plan shall be subject in any manner to the debts or liabilities of any person entitled to such benefit, and TVA shall not be required to make any payments toward such debts or liabilities.

5.4Incapacity. In the event that any benefit hereunder is, or becomes, payable to a minor, to a person under a legal disability, or to a person not judicially declared incompetent but who by reason of illness or mental or physical disability is, in the opinion of the Plan Administrator, incapable of personally receiving and giving valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Plan Administrator may provide for such payment or any part thereof to be made to any person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for such person and shall constitute a complete discharge of the liability of TVA therefor.

6.GENERAL PROVISIONS

6.1Funding. The Plan is intended as an unfunded plan of supplementary retirement benefits for selected employees of TVA. TVA may establish appropriate reserves for the Plan on its books of account in accordance with generally accepted accounting principles. TVA may set up a trust or trusts to manage these reserves, and the Retirement Committee will be responsible for administration and management of any such trust or trusts. Such reserves shall be, for all purposes, part of the general assets of TVA, and no Participant, Beneficiary, or other person claiming a right under the Plan shall have any interest, right, or title to such reserves except as provided by the terms of any trust established to hold such reserves. In all events, it is the intent of TVA that the Plan be treated as unfunded for tax purposes.

6.2Right to Amend, Suspend, or Terminate. TVA reserves the right at any time and from time to time to amend or terminate the Plan by action of the Board or its designee without the consent of any Participant, Beneficiary, or other person. However, no such amendment may decrease a Participant’s Accrued Benefit as of the time of such amendment. In the event of Plan termination, a Participant shall be entitled to receive his or her Accrued Benefit, determined as of the date of Plan termination, in the form and manner as set forth in the Plan as of the date of Plan termination.

6.3Right to Benefit. No person shall have any right to a benefit under the Plan except as such benefit has become payable in accordance with the terms of the Plan, and such right shall be no greater than the rights of any unsecured general creditor of TVA. Notwithstanding any other provision of this Plan, if an employee shall be discharged for reasons of acts of fraud, dishonesty, larceny, misappropriation, or embezzlement committed against TVA, all of such employee’s rights to benefits under this Plan shall be forfeited.

6.4Administration of the Plan. Except as otherwise specifically provided in the Plan, the Plan Administrator shall be the administrator of the Plan. The Plan Administrator shall have full authority in its discretion to determine all questions arising in connection with the Plan, including the interpretation of the Plan, and may adopt procedural rules and may rely on such legal counsel, actuaries, accountants, and agents as it may deem advisable to assist in the administration of the Plan. The Plan Administrator may establish such rules and procedures as it deems appropriate to carry out the intent and purpose of the Plan. Decisions of the Plan Administrator shall be conclusive and binding on all Participants and Beneficiaries. The Plan Administrator may delegate in writing to one or more persons any of its duties as Plan Administrator and may revoke in writing any such designation previously made.

6.5Titles. The cover page of this Plan, the Table of Contents, and the titles of the articles and sections herein are included for convenience of reference only and shall not be construed as part of this Plan or have any effect upon the meaning of the provisions hereof. Unless the context requires otherwise, the singular shall include the plural and the masculine shall include the feminine; such words as “herein,” “hereafter,” “hereof,” and “hereunder” shall refer to this instrument as a whole and not merely to the subdivision in which such words appear.

6.6Governing Law. TVA is a corporate agency and instrumentality of the United States, and this Plan shall be governed by and construed under federal law. In the event federal law does not provide a rule of decision for any matter or issue under the Plan, the law of the State of Tennessee shall apply; provided, however, in no event shall Tennessee’s choice of law provisions apply.

6.7Separability. If any term or provision of this Plan as presently in effect or amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of the Plan, and the application of such term or provision to payments or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term or provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

6.8Authorized Officers. Whenever TVA under the terms of the Plan is permitted or required to do or to perform any act or matter or thing, it shall be done and performed by a duly authorized officer of TVA.

6.9Certain Rights and Limitations. The establishment of the Plan shall not be construed as conferring any legal rights upon any employee or other person for a continuation of employment, nor shall it interfere with the rights of TVA to discharge any employee and to treat any employee without regard to the effect that such treatment might have upon that employee as a participant in the Plan.

6.10Compliance with Section 409A. At all times, to the extent Section 409A applies to amounts deferred under this Plan: (a) this Plan shall be operated in accordance with the requirements of Section 409A; (b) any action that may be taken (and, to the extent possible, any action actually taken) by the Board or its designee, the Plan Administrator, the Retirement Committee, and the Participants or their Beneficiaries shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A; (c) any provision in this Plan that is determined to violate the requirements of Section 409A shall be void and without effect; and (d) any provision that is required by Section 409A to appear in this Plan that is not expressly set forth shall be deemed to be set forth herein, and this Plan shall be administered in all respects as if such provision were expressly set forth herein. No provision of the Plan is intended or shall be interpreted to create any right with respect to the tax treatment of the amounts paid hereunder, and TVA shall not, under any circumstances, have any liability to a Participant or Beneficiary for any taxes, penalties, or interest due on amounts paid or payable under the Plan, including taxes, penalties, or interest imposed under Section 409A.